Exhibit 23.4

CONSENT OF GRANT THORNTON, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2004, relating to the financial statements of the 17173.com Web site, a Web site formerly owned by Netdragon Websoft Inc., which appears in Sohu.com Inc.’s Current Report on Form 8-K/A filed February 9, 2004, March 15, 2004, April 22, 2004 and June 23, 2004.

/s/ Grant Thornton
Hong Kong July 15, 2004